Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, Mich. 48150

Investor Relations Contact:
Patrick R. Stobb
(734) 855-3140
Media Contact:
Manley Ford
(734) 855-2616
TRW Automotive Subsidiary Lucas Industries Limited Commences
Repurchase Offer, Consent Solicitation and Proposed Early
Redemption of its 2020 Bonds
LIVONIA, MICHIGAN, January 9, 2006 — TRW Automotive Holdings Corp. (NYSE: TRW) today announced that its wholly owned subsidiary, Lucas Industries Limited (“Lucas”), is commencing a repurchase offer and consent solicitation to repurchase all of its outstanding GBP 94.6 million 10.875% bonds due 2020.
Valid tenders and consents will authorize the appointment of a proxy for a bondholders’ meeting on February 1, 2006, to vote in favor of a resolution allowing Lucas to repurchase the tendered bonds and obligating Lucas to redeem the bonds that were not tendered. The repurchase offer is conditional upon the valid tender and consent by holders of at least 75% of outstanding bonds prior to expiration of the offer at 5 p.m. (London time) on January 17, 2006, unless extended at the option of Lucas.
Upon the successful completion of the transaction, bondholders will receive 143% of the principal amount, plus accrued and unpaid interest. In addition, bondholders who deliver consents before the expiration of the offer will receive an additional 2% of the principal amount. If the transaction is completed as contemplated, TRW expects to incur a one time pre-tax charge of approximately $60 million for loss on retirement of debt during the first quarter of 2006.
TRW intends to fund the bond repurchase with a combination of cash and existing credit facilities. The mandated financial adviser and dealer manager for the transaction is Dresdner Kleinwort Wasserstein.

About TRW
With 2004 sales of $12.0 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 60,000 people in 24 countries. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.
All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trwauto.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth herein and in our Report on Form 10-K for the fiscal year ended December 31, 2004 (the “10-K”) and our Reports on Form 10-Q for the quarters ended April 1, July 1 and September 30, 2005, and include: the ability of Lucas to obtain tenders and consents from holders of 75% of the outstanding bonds pursuant to the terms of the offer and other risks and uncertainties set forth under “Risk Factors” in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.
IMPORTANT NOTICE
THE INFORMATION CONTAINED HEREIN SHALL NOT CONSTITUTE AN OFFER TO PURCHASE, A SOLICITATION OF AN OFFER TO SELL OR A SOLICITATION OF A CONSENT WITH RESPECT TO ANY SECURITIES REFERRED TO HEREIN.
THE REPURCHASE OFFER AND CONSENT SOLICITATION AND THE PROPOSED EARLY REDEMPTION ARE NOT BEING MADE TO, AND TENDERS WILL NOT BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE BONDS IN ANY JURISDICTION IN WHICH SUCH REPURCHASE OFFER AND CONSENT SOLICITATION AND THE PROPOSED EARLY REDEMPTION WOULD VIOLATE THE SECURITIES LAWS OF SUCH JURISDICTION. IN ADDITION,

THE REPURCHASE OFFER AND CONSENT SOLICITATION AND THE PROPOSED EARLY REDEMPTION ARE NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY USE OF THE MAILS, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX, TELEPHONE, INTERNET, EMAIL AND OTHER FORMS OF ELECTRONIC TRANSMISSION) OF INTERSTATE OR FOREIGN COMMERCE, OR OF ANY FACILITY OF A NATIONAL SECURITIES EXCHANGE, OF THE UNITED STATES. BONDS MAY NOT BE TENDERED BY ANY SUCH USE, MEANS, INSTRUMENTALITY OR FACILITY FROM OR WITHIN THE UNITED STATES. ACCORDINGLY, COPIES OF THE EXPLANATORY MEMORANDUM RELATED TO THE REPURCHASE OFFER AND CONSENT SOLICITATION ARE NOT BEING, AND MUST NOT BE, MAILED OR OTHERWISE FORWARDED, DISTRIBUTED OR SENT IN OR INTO OR FROM THE UNITED STATES, AND PERSONS RECEIVING SUCH EXPLANATORY MEMORANDUM (INCLUDING CUSTODIANS, NOMINEES AND TRUSTEES) MUST NOT MAIL OR OTHERWISE FORWARD, DISTRIBUTE OR SEND IT INTO OR FROM THE UNITED STATES. DOING SO MAY RENDER INVALID ANY PURPORTED ACCEPTANCE.
THE REPURCHASE OFFER AND CONSENT SOLICITATION AND THE PROPOSED EARLY REDEMPTION ARE NOT BEING MADE AND WILL NOT BE MADE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF ITALY, AND NONE OF THE REPURCHASE OFFER, THE CONSENT SOLICITATION, THE PROPOSED EARLY REDEMPTION OR ANY OF THE INFORMATION CONTAINED HEREIN IS ADDRESSED OR CONSTITUTES AN OFFER TO PURCHASE OR AN INVITATION OF AN OFFER TO SELL OR ACQUIRE THE BONDS DIRECTED TO ANY PERSON (NATURAL OR LEGAL) IN, OR RESIDENT OF, THE REPUBLIC OF ITALY. NO PROSPECTUS OR OFFER DOCUMENT WILL BE LODGED WITH, OR REGISTERED BY, THE COMMISSIONE NAZIONALE PER LE SOCIETA E LA BORSA (CONSOB) IN RESPECT OF THE REPURCHASE OFFER AND CONSENT SOLICITATION AND THE PROPOSED EARLY REDEMPTION. ACCORDINGLY, THE BONDS MAY NOT BE TENDERED OR SOLD IN THE REPUBLIC OF ITALY, AND NO MATERIAL RELATING TO THE REPURCHASE OFFER AND CONSENT SOLICITATION MAY BE DISTRIBUTED OR MADE AVAILABLE IN THE REPUBLIC OF ITALY.
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